                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          UROQUEST MEDICAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing party:
     (4) Date filed:

                          UROQUEST MEDICAL CORPORATION
                             173 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025

                            TELEPHONE (415) 463-5180



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 25, 1997

The Annual Meeting of Shareholders of UroQuest Medical Corporation (the "Company") will be held Thursday, September 25, 1997, at 9:00 a.m. (Pacific Daylight Time) at the Company's corporate offices, located at 173 Constitution Drive, Menlo Park, California 94025 to consider and take action upon the following matters:

1. To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2. To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 1997.

3. To consider and vote upon a proposal to increase by 2,000,000 the number of shares available under the 1994 Stock Plan.

4. To act upon any other business that may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July 30, 1997, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Jeffrey L. Kaiser
                                            Secretary

September 4, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                          UROQUEST MEDICAL CORPORATION
                             173 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                            TELEPHONE (415) 463-5180

                                  ------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 25, 1997

                                  ------------

                     SOLICITATION AND REVOCABILITY OF PROXY

This Proxy Statement is furnished to the shareholders of UroQuest Medical Corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of the enclosed proxy for use at the 1997 Annual Meeting of Shareholders of the Company to be held on September 25, 1997 at 9:00 a.m. (Pacific Daylight Time) at the Company's corporate offices, located at 173 Constitution Drive, Menlo Park, California 94025, or at any adjournment(s) thereof (the "1997 Annual Meeting") for the purposes set forth in the Notice of Annual Meeting of Shareholders. The persons named as proxies in the enclosed form of proxy will vote the Common Stock according to instructions given therein or, if no instruction is given, they will vote "FOR" each proposal and "FOR" each director nominee listed herein. A person giving a proxy may revoke it before it is exercised by delivering to the Secretary of the Company a written notice terminating the proxy's authority or by duly executing a proxy bearing a later date. A shareholder who attends the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so.

The Company will pay expenses for solicitation of proxies. Proxies are being solicited primarily by mail, but, in addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by special letter.

So far as the management of the Company is aware, only matters described in this Proxy Statement will be acted upon at the meeting. If another matter requiring a vote of shareholders properly comes before the meeting, the persons named as proxies in the enclosed proxy form will vote on such matter according to their judgment.

A copy of the Company's Annual Report, including financial statements, for the fiscal year ended December 31, 1996, is being furnished to each shareholder with this Proxy Statement.

The principal executive offices of the Company are located at 173 Constitution Drive, Menlo Park, California 94025. The approximate mailing date of this Proxy Statement and the accompanying form of proxy is September 4, 1997.

                      RECORD DATE AND VOTING OF SECURITIES

The Common Stock of the Company, par value $0.001, is the only authorized voting security of the Company. Only holders of the Company's Common Stock whose names appear of record on the Company's books on July 30, 1997, are entitled to receive notice of, and to vote at, the 1997 Annual Meeting. At the close of business on July 30, 1997, a total of 11,844,602 shares of Common Stock were outstanding, each entitled to one vote. Holders of Common Stock do not have cumulative voting rights.

A majority of the shares entitled to vote at the 1997 Annual Meeting is required for a quorum at the 1997 Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, the seven nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The proposed amendment to the 1994 Stock Plan to increase the maximum number of shares that may be issued under the Plan and the proposed ratification of the selection of the Company's independent public accountants requires the affirmative vote for a majority of the shares represented at the meeting. Abstentions and broker non-votes will have the affect of a vote against the proposal.

                        PROPOSAL 1: ELECTION OF DIRECTORS

At the 1997 Annual Meeting, seven (7) directors of the Company (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of shareholders and until their respective successors shall be duly elected and qualified.

NOMINEES

Pursuant to an amended Termination and Modification Agreement, so long as each of Warburg, Pincus Investors, L.P. ("Warburg") and Vertical Fund Associates, L.P. ("Vertical") beneficially continues to own 50% of the Common Stock it owned as of October 30, 1996, (the closing of the Company's Initial Public Offering), each is entitled to designate three directors to the Board of Directors. The Company believes that this contractual right in the Termination Agreement permits each of Warburg and Vertical to nominate three directors whose election will be supported by the parties to the Agreement. Neither Warburg or Vertical has chosen to exercise this contractual right with respect to the 1997 Annual Meeting. Each of the nominees for director identified below is currently a director of the Company. The parties to the Termination Agreement have agreed that the size of the Board of Directors will not be increased to more than eleven members without the prior written consent of each of Warburg and Vertical.

It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named in the table below except as specifically directed otherwise. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding these nominees is set forth below.

RICHARD C. DAVIS, M.D., age 43, has been a director and Chairman of the Board since the Company's inception and was its Chief Science Officer from November 1994 to June 1997. Dr. Davis invented the On-Command Catheter and was responsible for all research and development activities of the Company. In 1989, he founded Code Blue Medical Corporation, a marketer of disposable medical devices ("Code Blue") and served as Chairman until April 1992, when Code Blue was sold to Ballard Medical Products, a medical products company. Dr. Davis is named as an inventor in over 40 United States patents. Dr. Davis holds an M.D. from the Medical College of Virginia and a B.S. in Chemistry from Old Dominion University.

TERRY E. SPRAKER, Ph.D., age 48, has been a director and President and Chief Executive Officer of the Company since May 1997. Before joining the Company Mr. Spraker was President and Chief Executive Officer of EP Technologies, Inc., a manufacturer of interventional cardiac electrophysiology products, from October 1992 until August 1996. Prior to joining EP Technologies, Mr. Spraker was President of the Medical Systems Division of Ohmeda, a medical equipment and pharmaceutical manufacturer of anesthesia and critical care products company, from July 1992 until October 1992 and V.P./General Manager of Anesthesia Systems from July 1987 through June 1992 Mr. Spraker held various general management and engineering positions with medical device and equipment manufacturers from October 1977 to June 1987. Mr. Spraker is also a director of Kyphon Corporation, a privately-held medical device company. Mr. Spraker holds a B.S. in Engineering from the University of Bridgeport, a M.S. in Electrical Engineering and a Ph.D. in Bioengineering from Pennsylvania State University.

TOM E. BRANDT, age 43, has been a director and Chief Operating Officer since October 1996. Mr. Brandt has served as President and Chief Executive Officer of Bivona, Inc. ("Bivona"), a subsidiary of the

Company which produces and markets medical products since June 1989. Prior to joining Bivona, Mr. Brandt held various management, marketing and engineering positions with Dow Corning Corporation, a chemical company. Mr. Brandt holds an M.B.A. from Central Michigan University and a B.S. in Engineering from Iowa State University.

JACK W. LASERSOHN, age 43, has served as a director of the Company since June 1995. Mr. Lasersohn has been a Managing Director of The Vertical Group, Inc., a private venture capital and investment management firm, since its formation in 1989 by former principals of F. Eberstadt & Co., Inc. From 1981 to 1989, he was a Vice President and later a Managing Director of the venture capital division of F. Eberstadt & Co., Inc. Mr. Lasersohn also serves as a director of CardioThoracic Systems, Inc., a medical device company, VitalCom Inc., a health care information systems company, and a number of privately-held health care companies. He holds a J.D. from Yale University and an M.A. and B.S. from Tufts University.

GARY NEI, age 53, has been a director since June 1994. Mr. Nei is currently Chairman of the Board of B&B Publishing, a publishing company, and has served as such since May 1995. He also serves as a consultant. Previously, Mr. Nei was President and Chief Executive Officer of Eon Labs, a pharmaceutical company, from February 1992 until January 1995. From November 1988 until December 1991, he served as the President and Chief Executive Officer of Lyphomed, Inc., a pharmaceutical company. From 1985 until 1986, he served as Executive Vice President of Baxter International, a health care company. He is also a director of W. H. Brady Co., an adhesives and graphics technology company, and Nei Turner Interactive, a software company. He holds an M.B.A. from Northwestern University and a B. A. from Ripon College.

MAYNARD RAMSEY, III, M.D. Ph.D., age 53, has been a director since March 1994. Dr. Ramsey is Chief Executive Officer and Chief Science Officer of ARZCO Medical Systems, Inc., a medical products company. Dr. Ramsey was the founder of Applied Medical Research, Inc., a medical products company which was acquired by Johnson & Johnson Co. in 1979 and became the patient monitoring business of Critikon, Inc. While at Critikon, Inc., Dr. Ramsey served as Vice President of Science and Technology and Vice President of Research and Development from 1979 until March 1994. Dr. Ramsey has received numerous awards for his scientific and research achievements, holds 16 United States patents, has authored 12 publications and presented 21 papers. He holds an M.D. and a Ph.D. from Duke University and a B.A. in Chemistry from Emory University.

ELIZABETH H. WEATHERMAN, age 37, has served as a director of the Company since June 1995. Ms. Weatherman is a Managing Director and member of E.M. Warburg, Pincus & Co., LLC, a private investment firm, and has been with the firm since June 1988. Ms. Weatherman is also a director of Xomed Surgical Products, Inc., a medical device company, VitalCom Inc., a health care information systems company and several privately-held health care companies. Ms. Weatherman holds an M.B.A. from Stanford University and a B.A. from Mount Holyoke College.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR.

BOARD MEETINGS AND COMMITTEES

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. During the fiscal year ended December 31, 1996, the Board of Directors met on 6 occasions. No director of the Company attended fewer than 75% of all board and committee meetings. The Board of Directors has a Compensation Committee, which establishes compensation policies and is responsible for determinations regarding salaries, incentive compensation and other forms of compensation for directors, officers and other employees of the Company. The Audit Committee has oversight over the process of auditing the Company's internally prepared financial statements, and is charged with reviewing any potential conflicts of interest. Officers are elected by and serve at the discretion of the Board of

Directors or pursuant to individual employment agreements. There are no family relationships among the directors or officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Nei and Lasersohn and Ms. Weatherman are members of the Compensation Committee. During 1996 and through March 1997 Mr. Nei and Ms. Weatherman were members of the Compensation Committee. The Compensation Committee met once in February 1997 with regard to compensation regarding the Company's 1996 fiscal year. In addition to the functions and responsibilities discussed above, the Compensation Committee also administers the Company's incentive compensation plans. Messrs. Nei and Lasersohn are members of the Audit Committee. During 1996 and through March 1997 Dr. Ramsey and Ms. Weatherman were members of the Audit Committee. The Audit Committee met once in February 1997 with regard to the Company's 1996 fiscal year.

COMPENSATION OF DIRECTORS

Directors of the Company do not receive cash for services they provide as directors. Each director of the Company, other than those designated by Warburg and Vertical, has been granted an option to purchase 107,143 shares of Common Stock at an exercise price of $.70 per share. The options vest over a five-year period, although all shares become immediately exercisable in the event there is a change in control of Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of March 31, 1997, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers of the Company (as defined below) and (iv) all directors and executive officers as a group:

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                         Shares                           Percent
    Name of Beneficial Owner                     Beneficially Owned (1)                  Of Class
    ------------------------                     ----------------------                  --------
Warburg, Pincus Investors, L.P. (2).....                 3,188,571                         26.9%
  466 Lexington Ave., 10th Floor
  New York, NY 10017
Elizabeth H. Weatherman (3).............                 3,188,571                         26.9%
  Warburg, Pincus Investors, L.P.
  466 Lexington Ave., 10th Floor
  New York, NY 10017
Thomas E. Brandt........................                 1,605,029                         13.6%
Richard C. Davis, M.D. (4)..............                 1,087,041                          9.2%
  Wells Fargo Bank......................                   611,600                          5.2%
  464 California Street
  San Francisco, CA  94163
Eric B. Hale (5)........................                   228,074                          1.9%
Terrence L. Domin (6)...................                   212,535                          1.8%
Jack W. Lasersohn (7)...................                   354,285                          3.0%
J. J. Donohue (8).......................                     9,523                            *
Maynard Ramsey, III, M.D., Ph.D. (9)....                   106,157                            *
Gary E. Nei (10)........................                    71,444                            *
                                                         ---------                         ----
All directors and executive officers
as a group (9 persons) (11).............                 6,953,930                         58.6%
                                                         ---------                         ----

-------------
* Less than 1%.

    (1) Unless otherwise indicated in these footnotes, or pursuant to applicable state community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned. Percentages are determined based upon 11,844,602 shares of Common Stock outstanding on March 31, 1997, or issuable upon exercise of warrants and options exercisable within 60 days of March 31, 1997.

    (2) Represents 3,188,571 shares of Common Stock held by Warburg, Pincus Investors, L.P. ("Warburg"). The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the managing partner of WP and may be deemed to control it. E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EM Warburg"), manages Warburg. The members of EM Warburg are substantially the same as the partners of WP. WP has a 20% interest in the profits of Warburg. Elizabeth H. Weatherman, a director of the Company, is a Managing Director and member of EM Warburg, and a general partner of WP. As such, Ms. Weatherman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in an indeterminate portion of the shares beneficially owned by Warburg and WP.

    (3) All of the shares indicated as owned by Ms. Weatherman are owned directly by Warburg and are included because of her affiliation with Warburg. As such, Ms. Weatherman may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Warburg. Ms. Weatherman disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

    (4) Represents 1,012,619 shares of Common Stock held by The Richard C. Davis, Jr. 1993 Revocable Trust, of which Dr. Davis is a trustee and over which Dr. Davis has investment and voting control. Dr. Davis disclaims beneficial ownership of these shares. Also includes 74,422 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1997.

    (5) Includes 142,359 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1997.

    (6) Includes 212,392 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1997.

    (7) Represents 354,285 shares of Common Stock held by Vertical Fund Associates, L.P. ("Vertical"). The sole general partner of Vertical is The Vertical Group, L.P. ("Vertical Group"). Jack W. Lasersohn, a director of the Company, is a General Partner of the Vertical Group. As such, Mr. Lasersohn may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Vertical Group. Mr. Lasersohn disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

    (8) Includes 9,523 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1997.

    (9) Includes 73,320 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1997.

    (10) Includes 71,444 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1997.

    (11) Includes 615,604 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1997.

In addition to Messrs. Spraker and Brandt, the Company employed the following executive officers as of the date of this proxy:

JEFFREY L. KAISER, age 46, has served as Vice President, Chief Financial Officer, Treasurer, and Secretary since May 1997. From March 1990 until June 1996, Mr. Kaiser was Vice President, Finance and Administration and CFO of EP Technologies, a manufacturer of interventional cardiac electrophysiology products. From October 1988 until February 1990, Mr. Kaiser provided independent financial and business consulting services to various companies. From March 1982 until September 1988, Mr. Kaiser was Chief Financial Officer of various companies that manufactured computer hardware, styrofoam consumer products, and fermentation equipment. Previously, Mr. Kaiser held various positions, including Senior Audit Manager, with Ernst & Young. Mr. Kaiser holds a B.S. in Business Administration from Miami University, Oxford, Ohio. He is a Certified Public Accountant.

KEITH W. L. WARD, age 53, has served as Vice President - International since August 1997. From January 1996 until July 1997 Mr. Ward was Sales and Marketing Director, Europe, for the EP Technologies Division of Boston Scientific Corporation, following its merger with EP Technologies, Inc. From October 1993 until January 1996 Mr. Ward was VP International of EP Technologies, a manufacturer of interventional cardiac electrophysiology products. From February 1986 until September 1993, Mr. Ward held various International Marketing and Business Development positions in Ohmeda, a medical equipment and pharmaceutical manufacturer of anesthesia and critical care products. Prior to this time Mr. Ward held marketing and general management positions in Sherwood Medical Industries and Abbott Laboratories. Mr. Ward holds a B.Sc. Hons. In Chemical Engineering from the University of Surrey, England.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation of the Company's President and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the fiscal year ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE


                                                                                             Long-Term
                                                            Annual Compensation            Compensation
                                                   ----------------------------------         Awards
      Name and Principal Position       Year       Salary        Bonus          Other         Options
      ---------------------------       ----       ------        -----          -----         -------
Eric B. Hale............................1996       195,000      90,000        7,200(2)           --
 President & Chief Executive Officer(1) 1995       190,000        --          3,600(2)           --
                                        1994       185,000        --             --              --

Tom E. Brandt...........................1996       168,000        --             --              --
 Chief Operating Officer                1995         --           --             --              --
                                        1994         --           --             --              --

Richard C. Davis, M.D...................1996       130,000        --             --              --
 Chief Science Officer(3)               1995       125,585        --             --              --
                                        1994        87,692        --             --              --

Terrence L. Domin.......................1996       120,000       5,000           --              --
 Vice President, Administration(4)      1995       120,000        --             --              --
                                        1994       87,692         --             --              --

J. J. Donohue...........................1996       125,000       3,000           --          71,429
 Vice President, Research               1995         --           --             --              --
      & Development(5)                  1994         --           --             --              --

----------------------
(1)   Resigned, May 1997.
(2)   Represents a $600 per month automobile allowance.
(3)   Resigned, June 1997.
(4)   Effective January 1997, Bivona Vice President, Marketing and Sales.
(5)   Effective January 1997, Bivona Vice President, Research and Development
      - Urology.

         OPTION GRANTS AND EXERCISES IN THE YEAR ENDED DECEMBER 31, 1996
                        AND FISCAL YEAR END OPTION VALUES

The following tables set forth certain information as to options granted and exercised during the fiscal year ended December 31, 1996 and as to unexercised options held at the end of such fiscal year by each Named Executive Officer of the Company:


                         Number of      % of Total                                Potential Realizable Value at
                        Securities        Options        Exercise                 Assumed Annual Rates of Stock
                        Underlying      Granted to         Price                Price Appreciation for Option Term
                          Options      Employees in         per     Expiration  ----------------------------------
                        Granted (1)     Fiscal Year        Share       Date            5%           10%
                        -----------     -----------        -----       ----            --           ---
Eric B. Hale..........         --             --            --         --                 --           --
Tom E. Brandt.........         --             --            --         --                 --           --
Richard C. Davis, M.D.         --             --            --         --                 --           --
Terrence L. Domin.....         --             --            --         --                 --           --
J. J. Donohue.........     71,429            100%         4.90        9/1/06         220,114      557,813

----------
(1) Grants under the 1994 Stock Plan. The options generally have a pro-rata five-year vesting period. Such options are not transferable other than by will or the laws of descent and distribution.


     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                              Number of Securities
                        Number                          Underlying                Value of Unexercised
                       of Shares                    Unexercised Options               In-the-Money
                       Acquired      Value              at 12/31/96              Options at 12/31/96 (1)
                      on Exercise  Realized    Exercisable   Unexercisable     Exercisable  Unexercisable
                      -----------  --------    -----------   -------------     -----------  -------------
Eric B. Hale.........     --          --        118,631          166,089        730,145       1,022,239
Tom E. Brandt........     --          --             --               --             --              --
Richard C. Davis, M.D.    --          --         67,872            39,271       410,626         237,590
Terrence L. Domin.....    --          --        190,962          128,563      1,155,320         777,806
J. J. Donohue.........    --          --          3,571           67,858          6,606         125,537

-----------------

(1) Value is based on the closing sale price of the Common Stock as of the last business day of the year, December 31, 1996 ($6.75), minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The objectives of the Company's executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. In seeking to achieve these objectives the Company's executive compensation is based on the following principles.

Competitive and Fair Compensation

The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of comparable medical products and other relevant companies in a similar stage of development.

Short-term Cash Compensation

Cash compensation consists of two components: annual salary and cash incentive compensation. The annual salaries and cash incentives of the executive officers are evaluated based upon corporate and individual performance. While industry-wide practices are deemed to be important indicators of appropriate compensations levels, the Compensation Committee believes the most important considerations are individual and corporate performance in setting an executive's base salary and cash incentive compensation.

Corporate performance is evaluated by reviewing the extent to which strategic and business planning goals and milestones are met. Individual performance is evaluated by reviewing attainment of specific individual objectives and milestones and the degree to which teamwork and Company values are fostered. Cash incentive compensation is based upon the achievement of functional, divisional and corporate goals as well as individual performance.

Long-term Incentive Compensation

Because not all short-term management accomplishments are directly related to changes in short-term stockholder value, the Compensation Committee believes that management should also have a long-termcompensation component related to increasing stockholder value. To assure that executive officers' goals and accomplishments are linked with increasing stockholder value, the Compensation Committee believes that the grant of options to purchase the Company's Common Stock that become exercisable over an extended period of time should be an integral part of the overall compensation philosophy. Compensation Program Components

Annual compensation for the Company's executive officers currently consists of three elements: salary, cash incentive compensation and equity participation. Executive officers are also entitled to participate in the same benefit plans available to other employees.

On an annual basis, goals for Company performance and individual goals and objectives for each of the Company's executive officers (including the Chief Executive Officer) are established by the Compensation Committee. Once a year, all executive officers other than the Chief Executive Officer are evaluated by the Chief Executive Officer on their performance with respect to their individual goals and objectives. At that time, revised goals and objectives are established, if appropriate. Based upon their performance relative to their goals and objectives, the base salary of executive officers other than the Chief Executive Officer generally is adjusted once per year by the Compensation Committee.

On an annual basis, the Compensation Committee evaluates the achievement of the annual goals and objectives established for the Chief Executive Officer and his contribution to the Company.

Stock option awards are designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the executive's position with the Company and his or her actual or potential contributions to the Company in relation to his or her overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating its employees. Because the option exercise price of the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of the Common Stock. Stock options, moreover, have been used to reward substantially all employees of the Company, not just at the executive officer level.

1996 Compensation for the Chief Executive Officer

The amount and means of determining Mr. Eric Hale's base annual salary for 1996 was fixed by the terms of his employment agreement with the Company. Mr. Hale resigned as President and CEO in May 1997. His employment agreement provided for an annual base salary of $195,000, subject to yearly review and increase (but not decrease), and such incentive bonus payments as the Compensation Committee may from time to time determine.

In February 1997 the Company paid a cash bonus of $90,000 to its Chief Executive Officer. The Compensation Committee intended for this bonus to represent compensation for such officer's contributions to the development and achievements of the Company through December 31, 1996, including events prior to 1996. For the Company's 1997 fiscal year, the Compensation Committee has set additional goals and objectives for Company performance, as well as additional individual goals and objectives with the intention of reviewing the appropriateness of additional incentive cash compensation for such year.

The objectives achieved by the Company which the Compensation Committee determined to be significant in determining Mr. Hale's 1996 salary and cash incentive payment included (i) the execution of the Company's initial public offering, (ii) FDA approval to commence clinical trials, and (iii) the acquisition of BMT, Inc. The Compensation Committee expects that it will continue to review the CEO's salary on an annual basis and will adjust his compensation based upon the achievement of goals and objectives set for the Company.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee has not yet adopted a policy on the 1993 amendment to the Internal Revenue Code of 1986, as amended (the "Code"), disallowing deduction on compensation in excess of $1 million for certain executives of public companies. The Company believes that options granted under the 1994 Stock Option Plan are exempt from the limitation, and other compensation expected to be paid during fiscal year 1997 is below the compensation limitation.

Compensation Committee:
    Jack W. Lasersohn
    Gary E. Nei
    Elizabeth H. Weatherman

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Tom E. Brandt, its Chief Operating Officer, Terrence L. Domin, Bivona Vice President, Marketing and Sales and J.J. Donohue, Bivona Vice President, Research and Development - Urology. The Company's employment agreement with Mr. Brandt provides for annual base compensation of $168,000, participation in fringe benefit programs, and severance continuation for up to fifty months (as of July 31, 1997) following termination of employment without cause. The Company's employment agreement with Mr. Domin provides for base pay of $120,000 per annum. The Company's employment agreement with Mr. Donohue provides for base pay of $125,000 plus eligibility for bonuses. The Company's employment agreements with Messrs. Domin, and Donohue provide for severance of salary and benefits continuation for up to nine months following termination without cause. Both of these employment agreements provide for grants of stock options. In May, 1997 the Company entered into a separation agreement with Mr. Hale, the Company's previous President and Chief Executive Officer. The separation agreement provides for severance constituting monthly salary of $16,250 and benefits continuation for eighteen months following termination of employment. The Company is finalizing employment agreements with Messrs. Spraker, Kaiser, and Ward which will provide for base pay of $240,000, $140,000 and $140,000 per annum, respectively, along with certain other terms including bonuses and stock options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to a Termination and Modification Agreement dated September 30, 1996, as amended October 23, 1996, among the Company, Dr. Davis, Warburg and Vertical, the previous Stock Purchase Agreement was terminated upon the closing of the Company's initial public offering. Warburg and Vertical exercised a warrant for 1,285,714 shares and 142,857 shares of Common Stock, respectively, at $3.50 per share, and Dr. Davis sold to Warburg and Vertical 257,143 shares and 28,571 shares of Common Stock, respectively, at $0.0035 per share.

In June 1996 approximately $200,000 principal amount of an 8% promissory note receivable was converted into common stock of a corporation owned by certain stockholders of the Company. After this conversion, the Company held less than 10% of the outstanding stock of the corporation.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market Total Return Index for U.S. Companies (the "Nasdaq Stock Market - U.S. Index") and the Hambrecht & Quist Growth Index ("H&Q Growth Index") over the period from the time of the Company's initial public offering of Common Stock on October 24, 1996 to December 31, 1996. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at October 24, 1996 and that all dividends were reinvested.

                                    [GRAPH]

                                        10/24/96        10/31/96        11/29/96        12/31/96
UroQuest Medical Corporation           $100.0          $100.5          $106.5          $112.5
Nasdaq Composite (US)                   100.0           100.5           106.0           106.0
Hambrecht & Quist Growth Index          100.0            98.5            96.5            98.5

           PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

On September 3, 1997, the Board selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the 1997 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the 1997 Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to questions raised during the meeting.

KPMG Peat Marwick LLP performed the audit of the Company's financial statements for the Company's most recently completed fiscal year. The Company informed KPMG Peat Marwick LLP on September 2, 1997 that the Company would no longer engage KPMG Peat Marwick LLP as principal accountants to audit the Company's financial statements. These actions were taken with the approval of the Board on the recommendation of the Audit Committee of the Board.

In connection with the audit of the Company's financial statements for the fiscal years ended December 31, 1995 and 1996, and in the subsequent interim period, there were no disagreements between the Company and KPMG Peat Marwick LLP regarding matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to the satisfaction of KPMG Peat Marwick LLP would have caused KPMG Peat Marwick LLP to make reference to the matter in its report.

The report of KPMG Peat Marwick LLP on the Company's financial statements for the fiscal years ended December 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has not consulted with Ernst & Young LLP during the last two years or the subsequent interim period on either the application of accounting principles or type of opinion Ernst & Young LLP might issue on the Company's financial statements.

In the event the shareholders do not ratify the appointment of Ernst & Young, the selection of other independent auditors will be considered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF
                     THE APPOINTMENT OF ERNST & YOUNG LLP.

                  PROPOSAL 3: AMENDMENT OF THE 1994 STOCK PLAN

Currently the UroQuest 1994 Stock Plan (the "Stock Plan") provides that the aggregate number of Options and Rights that may be awarded under the Stock Plan shall not exceed 1,428,571. As of December 31, 1996, 139,937 shares of Common Stock had been issued upon the exercise of Options granted under the Stock Plan, Options for 1,127,107 shares had been granted and 161,527 shares remained available for future grants. Following a review of the grants made under the Stock Plan to date and the grants which the Board believes should be made in order to achieve the Stock Plan's stated purpose, the Board has determined that the number of Options currently permitted under the Stock Plan is insufficient to achieve the purposes of the Stock Plan. Based upon that determination, the Board has adopted, and is submitting to the shareholders of the Company for their approval at the 1997 Annual Meeting, the Amendment, which provides for an increase in the number of Options and Rights that may be granted under the Stock Plan from 1,428,571 to 3,428,571. The Board believes that the best interests of the Company will be served by increasing the number of Options and Rights available for grant under the Stock Plan. It believes that grants will enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

In addition, the shareholders are now being requested to consider and approve certain amendments to the Stock Plan approved by the Board on August 4, 1997, which among other things, (i) add stock purchase rights to the forms of grant permitted under the Stock Plan; (ii) expand the forms of consideration which can be used to exercise options; (iii) update the Plan to reflect changes in the tax and securities laws which have been made subsequent to its adoption; (iv) to impose limits on stock option grants to employees to qualify the compensation associated with such grants a "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"); and (v) make certain other minor conforming changes.

Approval of the Amendment by the shareholders of the Company requires that the number of votes cast in favor of the Amendment at the 1997 Annual Meeting exceed the number of votes cast in opposition to the Amendment. Approval of the Amendment will not result directly in the grant of any Options or Rights to the executive officers, directors or employees of the Company. Approval will, however, increase the number of Options and Rights which may be granted under the terms of the Stock Plan. If the Amendment is not approved, the Stock Plan will continue as currently in effect.

General

The Stock Plan was adopted by the Board of Directors (the "Board") on March 31, 1994, was approved by the Company's shareholders on June 30, 1994, and was amended and restated by the Board on August 4, 1997. The following description of the Stock Plan, as amended and restated, does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Plan (See appendix A).

Description of the Stock Plan

Purposes - The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants (collectively, "Service Providers") of the Company and its subsidiaries and to promote the success of the Company's business.

Administration - The Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which committee is constituted in such a manner as to satisfy applicable corporate and securities laws. The Committee will continue to serve in its designated capacity until otherwise directed by the Board. The Committee has the authority, in its discretion to determine the terms of awards granted pursuant to the Stock Plan, including the recipient, type of award, exercise price, number of shares subject to the award and vesting terms.

Duration - The Stock Plan will continue in effect until March 31, 2004, unless extended by the Board or sooner terminated in accordance with the provisions of the Stock Plan. No grants of Options will be made pursuant to the Plan after March 31, 2004.

Shares Subject to the Plan - The Stock Plan provides for the issuance of incentive stock options as that term is defined in Section 422 of the Code (the "Incentive Options"), nonqualified options which are not governed by the provisions of Section 422 of the Code ("Nonqualified Options") (collectively, the "Options") and stock purchase rights ("Rights"). Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding Option and Right, and the number of shares which have been authorized for issuance under the Stock Plan but as to which no Options or Rights have yet been granted or which have been returned to the Stock Plan upon cancellation or expiration of an Option or Right, as well as the price per share of stock covered by each such outstanding Option and Right, will be proportionately adjusted for any increase or decrease in the number of issued shares of stock (or Common Stock into which the Common Stock may be convertible) resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the stock, or any other increase or decrease in the number of issued shares of stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

Eligibility; Limitations - Nonqualified Options and Rights may be granted to Service Providers. Incentive Options may be granted only to employees. An employee or consultant who has been granted an Option may, if he is so otherwise eligible, be granted an additional Option or Options. Section 162(m) of the Code place limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. In addition, in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 1,000,000 shares of Common Stock.

Options - The Committee, in its sole discretion, may grant both Incentive Options and Nonqualified Options from time to time. The Committee has complete authority, subject to the terms of the Stock Plan, to determine the person to whom and the time or times at which grants of Options will be made and the terms of each option granted. Notwithstanding, however, in the case of an Incentive Option, the term will be no more than ten (10) years from the date of granting thereof, or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Option granted to an optionee who, at the time the Incentive Option is granted, owns shares of the Common Stock representing more than ten (10%) percent of the voting power of all outstanding classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Option will be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option agreement. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

     In the Case of an Incentive Option (i) granted to an employee who, at the time of the grant of such incentive stock option, owns Stock representing more than ten percent (10%) of the voting power of all classes of Stock of the Company or any Parent or Subsidiary, the per share exercise price will be no less than 110% of the Fair Market Value per share of the date of the grant, or (ii) granted to any employee not included in clause (i) above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

     Any Option granted hereunder will be exercisable at such times and under such conditions as determined by the Committee, and as shall be permissible under the terms of the Stock Plan. An Option may not be exercised for a fraction of a Share. An Option will be deemed to be exercised, and the optionee deemed to be a stockholder of the shares being purchased upon exercise, when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment mentioned below.

Payment - The exercise price of Options granted under the Stock Plan will be payable at the time of exercise in the manner prescribed by the Committee as set forth in the applicable Option Agreement. In the case of an Incentive Option, payment of the exercise price may be made, at the discretion of the Committee, by (1) cash, (2) check, (3) promissory note, (4) other shares of the Company's capital stock as described in the Stock Plan, (5) a reduction in the amount of any Company liability to the optionee, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

Stock Purchase Rights - The Stock Plan permits the Company to grant Rights to purchase Common Stock either alone or in tandem with other awards granted under the Stock Plan and /or cash awards made outside the Stock Plan. The offer of a Right must be accepted within such time as set forth by the Committee by the execution of a restricted stock purchase agreement between the Company and the offeree and the payment of the purchase price of the shares. Unless the Committee determines otherwise, the restricted stock purchase agreement will give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser and may be paid by cancellation of indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate fixed by the Committee. Unless determined otherwise by the Committee, a Right is nontransferable by the offeree, other than by will or the laws of descent and distribution.

Amendment to the Stock Plan - The Board may at any time amend, alter, suspend or discontinue the Stock Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any optionee under any grant made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code or any other applicable law, amendment of the Stock Plan will be subject to the approval of the shareholders..

General Provisions - Neither the Stock Plan nor any grant of Options thereunder shall be deemed to give any individual the right to remain employed by the Company. Participants in the Stock Plan shall have no rights with respect to dividends, voting or any other privileges accorded to the Company's Shareholders prior to the issuance of Stock certificates for Shares of Common Stock. Recipients of Options under the Stock Plan shall have no obligation to exercise such Options. All costs and expenses of administering the Stock Plan shall be borne by the Company.

Outstanding Stock Plan Awards

The following table summarizes, as of December 31, 1996, the outstanding options with respect to the following parties:

                                                                        Dollar                Options
Name and Principal Position                                             Value(5)            Granted(6)
---------------------------                                             --------            ----------
Eric B. Hale, President & Chief Executive Officer(1). . . . . . . .     $1,752,406             284,720

Tom E. Brandt, Chief Operating Officer . . . . . . . . . . . . . . .            --                  --

Richard C. Davis, M.D., Chief Science Officer . . . . . . . . . . .        648,216             107,143

Terrence L. Domin, Vice President, Administration(2) . . . . . . . .     1,933,126             319,525

J.J. Donohue, Vice President, Research & Development(3)  . . . . . .       132,143              71,429

Executive Officers as a Group(4). . . . . . . . . . . . . . . . . .      4,898,037             854,246

Employees who are not Executive Officers as a Group . . . . . . . .        285,221              47,144

------------------
(1)   Resigned, May 1997.
(2)   Effective January 1997, Bivona Vice President, Marketing and Sales.
(3)   Effective January 1997, Bivona Vice President, Research and Development
      - Urology.
(4)   Six (6) people, including the five named executive officers.
(5) Reflects the difference between the exercise price of the Options granted and the value of the Common Stock on December 31, 1996. The last sale price of the Common Stock, as quoted on the Nasdaq Stock Market, was $6.75 per share.
(6)   All Options granted are subject to certain vesting requirements.

Federal Income Tax Consequences

The following tax discussion is a brief summary of current federal income tax law. The discussion is intended solely for general information and omits certain information which does not apply generally to all participants in the Stock Plan.

Initial Grant of Options - A recipient of Options, whether Nonqualified Options or incentive stock options, recognizes no taxable income, and the Company obtains no deduction, from the grant of Options.

Nonqualified Options - Upon the exercise of a Nonqualified Option, the amount by which the fair market value of the Shares received on the date of exercise exceeds the exercise price will be taxed to the optionee as ordinary compensation income. The Company will be entitled to a deduction in the same amount. In general, the optionee's tax basis in the Shares acquired by exercising a Nonqualified Option is equal to the fair market value of such Shares on the date of exercise. Upon a subsequent sale of any such Shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the Shares were held for more than twelve months before the sale) in an amount equal to the difference between his or her basis in the Shares and the sale price.

Incentive Stock Options - The holder of an incentive stock option will not be subject to regular federal income tax upon the exercise of the incentive stock option, and the Company will not be entitled to a tax deduction by reason of such exercise, however, the exercise of an incentive stock option may subject the optionee to alternative minimum tax, discussed below. A sale of the Shares received upon the exercise of an incentive stock option which occurs both more than one year after the exercise of the incentive stock option and more than two years after the grant of the incentive stock option will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such Shares. Generally, upon a sale or disposition of the Shares prior to the foregoing holding requirements (referred to as a "disqualifying disposition"), the optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction, equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

Alternative minimum tax is paid when such tax exceeds a taxpayer's regular federal income tax. Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income subject to certain adjustments. One such adjustment is the amount of the deferred gain representing the difference between the exercise price of an incentive stock option and the fair market value of the Shares acquired as of the exercise date. However, a disqualifying disposition of the Shares subject to the incentive stock option during the same year in which the incentive stock option was exercised will generally cancel the alternative minimum taxable income generated based upon exercise of the incentive stock option.

Restricted Stock - A purchaser of restricted stock recognizes ordinary income equal to the difference between the purchase price, if any, and the fair market value of the shares (the "spread") as any right of the Company to repurchase the shares at the original purchase price lapses (that is, as the stock "vests"). Under current federal tax law, the purchaser may elect to include the spread in ordinary income at the time of the grant. Any subsequent gain or loss upon resale of the shares by the purchaser is treated as long or short-term capital gain or loss, depending on how long the shares are held. The Company is entitled to a federal tax deduction in the same amount and at the same time as the purchaser realizes ordinary income.

Withholding Tax Obligations - To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Stock Plan will make arrangements satisfactory to the Company and in accordance with the provisions of the Stock Plan, for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF
                     THE AMENDMENT OF THE 1994 STOCK PLAN.

                            PROPOSALS OF SHAREHOLDERS

All shareholder proposals intended to be included in the proxy materials for consideration at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 28, 1998. The Company suggests that all such proposals be sent to the Company by certified mail-return receipt requested.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons owning ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership with the Securities and Exchange Commission (the SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.

Based solely on its review of the copies of such forms received or written representations from certain Reporting persons that no Form 5's were required, the Company believes that Reporting Persons compiled with all applicable filing requirements during fiscal 1996.

                             ADDITIONAL INFORMATION

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, is available without charge upon written request to UroQuest Medical Corporation, 173 Constitution Drive, Menlo Park, California 94025, to the attention of Terry
E. Spraker, President.

Please mark, sign, date and return promptly the enclosed proxy provided. The signing of a proxy will not prevent you from attending the meeting in person.

                           BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Terry E. Spraker, Ph.D.
                                               President and CEO
Dated: September 4, 1997

Appendix A.
                          UROQUEST MEDICAL CORPORATION
                                 1994 STOCK PLAN
                     (AS AMENDED AND RESTATED AUGUST, 1997)



        1.     Purposes of the Plan.  The purposes of this Stock Plan are:

               o to attract and retain the best available personnel for positions of substantial responsibility,

               o to provide additional incentive to Employees, Directors and Consultants, and

               o    to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

               (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

               (f) "Common Stock" means the common stock of the Company.

               (g) "Company" means UroQuest Medical Corporation, a Delaware corporation.

               (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

               (i) "Director" means a member of the Board.

               (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

               (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                   (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                   (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                   (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

               (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (r) "Option" means a stock option granted pursuant to the Plan.

               (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

               (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

               (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

               (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (x) "Plan" means this 1994 Stock Plan.

               (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

               (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

               (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

               (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

               (cc) "Service Provider" means an Employee, Director or
Consultant.

               (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

               (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

               (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,428,571 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

               If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4.     Administration of the Plan.

               (a) Procedure.

                   (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                   (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                   (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                   (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

               (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                   (i) to determine the Fair Market Value;

                   (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

                   (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                   (iv) to approve forms of agreement for use under the Plan;

                   (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                   (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                   (vii) to institute an Option Exchange Program;

                   (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                   (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                   (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                   (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                   (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                   (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

               (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

        5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.     Limitations.

               (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

               (c) The following limitations shall apply to grants of Options:

                   (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

                   (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

                   (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

                   (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

        8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        9.     Option Exercise Price and Consideration.

               (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                   (i) In the case of an Incentive Stock Option

                       (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                       (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                   (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                   (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

               (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

               (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                   (i) cash;

                   (ii) check;

                   (iii) promissory note;

                   (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                   (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                   (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                   (vii) any combination of the foregoing methods of payment; or

                   (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10.    Exercise of Option.

               (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                   An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                   Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the

Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11.    Stock Purchase Rights.

               (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

               (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

               (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

               (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

        12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

        13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

               (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        15.    Amendment and Termination of the Plan.

               (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

               (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

               (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        16.    Conditions Upon Issuance of Shares.

               (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

UROQUEST MEDICAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated September 4, 1997, hereby appoints Terry E. Spraker as Proxy (with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all Common Shares of UroQuest Medical Corporation held of record by the undersigned on July 30, 1997, at the meeting of shareholders to be held at the Company's corporate offices, located at 173 Constitution Drive, Menlo Park, California 94025 on September 25, 1997, at 9:00 a.m. (Pacific Daylight Time), and any adjournment(s) thereof.

1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY (except as
     marked to the contrary)              to vote for all nominees listed below.


    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    Richard C. Davis, M.D.       Terry E. Spraker, Ph.D.  Tom E. Brandt
    Jack W. Lasersohn            Gary E. Nei              Maynard Ramsey, M.D., Ph.D.
    Elizabeth H. Weatherman

2. PROPOSAL TO APPROVE ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

         [   ] FOR         [   ] AGAINST             [   ] ABSTAIN

3. PROPOSAL TO INCREASE BY 2,000,000 THE NUMBER OF SHARES AVAILABLE UNDER THE 1994 STOCK OPTION PLAN

         [   ] FOR         [   ] AGAINST             [   ] ABSTAIN


In their discretion, the Proxies are authorized to vote upon other business of which the Board of Directors is presently unaware and which may properly come before the meeting, and for the election of any person as a member of the Board of Directors if a nominee named in the accompanying Proxy Statement is unable to serve or for good cause will not serve. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE ADOPTION OF PROPOSALS 2 AND 3.

                                     (over)





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

PLEASE SIGN exactly as name appears at the left. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The undersigned hereby revokes any proxies given prior to the date stated below.






                                   --------------------------------

                                   --------------------------------
                                   Signature(s) of Shareholder(s)


                                   DATED: __________________, 1997


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.



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